Exhibit 99.1

Investor Relations Contact:

Lisa Laukkanen

The Blueshirt Group

415-217-4967

lisa@blueshirtgroup.com

Fastclick Reports Second Quarter 2005 Financial Results

Revenue Grows 58% Year Over Year; Profitability Exceeds Guidance

Santa Barbara, Calif. – August 4, 2005 – Fastclick, Inc. (Nasdaq: FSTC), a provider of Internet advertising technologies and services, today reported financial results for the second quarter ended June 30, 2005.

“Our strong second quarter results were driven by our continued focus on delivering exceptional performance-based results to both our advertiser and publisher customers while focusing on the efficiency in our operation.” stated Kurt Johnson, CEO of Fastclick.   “During the quarter we made substantial progress on a number of key initiatives including expanding our advertiser base, diversifying our revenue mix by both customer and ad format, and sustaining the strength and quality of our publisher network.  While accomplishing these objectives, we tightly managed costs during the quarter and delivered very strong profitability.”

Second quarter highlights include:

•                  Revenue for the second quarter of 2005 increased 58% to $19.3 million compared to the same period in 2004.

•                  Adjusted EBITDA grew by more than 54% to $2.8 million in the second quarter of 2005 from $1.8 million in the second quarter of 2004.

•                  Net income was $1.5 million, or $0.07 per fully diluted share on a GAAP basis.

•                  The Company grew ad impressions by 17% sequentially, delivering more than 27 billion impressions across its network of approximately 9,000 websites during the quarter.

•                  The Company added nearly 100 new advertisers to the network over the course of the quarter.

•                  Fastclick’s network ranked as the third largest online media property reaching over 112 million unique users in June, according to comScore Media Metrix from its June 2005 Ad Focus report.

•                  Fastclick closed the second quarter with $81.2 million in cash, cash equivalents and short-term investments and no long-term debt.

Second Quarter 2005 Results

Revenue – Fastclick reported revenue of $19.3 million for the second quarter of 2005, an increase of 58 percent from $12.2 million for the second quarter of 2004.

Adjusted EBITDA – Fastclick’s Adjusted EBITDA grew to $2.8 million for the second quarter of 2005, an increase of 54 percent over the $1.8 million reported for the second quarter of 2004.  Adjusted EBITDA is defined as income before interest, taxes, depreciation, amortization and the non-cash stock-based compensation charge.

Net Income – The Company reported second quarter net income of $1.5 million, or $0.07 per fully diluted share on a GAAP basis, compared to $1.7 million, or $0.15 per fully diluted share, for the second quarter of 2004.  The Company’s second quarter 2005 financial results reflect an effective tax rate of 36.5%.  Adjusted net income, which excludes stock-based compensation, was $2.1 million for the second quarter of 2005 as compared to $1.7 million for the second quarter of 2004.  Adjusted net income on a fully diluted per share basis was $0.10 per share in the second quarter of 2005 compared to $0.15 per fully diluted share in the second quarter of 2004.

2005 Outlook

For full year 2005 the Company continues to expect revenues to be in the range of $88 million to $92 million and Adjusted EBITDA in the range of $12 million to $13 million.  Fastclick expects revenue for the third quarter of 2005 in the range of $20 million to $21 million and Adjusted EBITDA of $2.8 million to $3.0 million.

Conference Call Details

The Fastclick second quarter 2005 teleconference and webcast is scheduled to begin at 5:30 p.m. Eastern Time, on Thursday, August 4, 2005.  To access the live webcast, please visit the investor relations section of the Company’s website http://ir.fastclick.com at least 30 minutes prior to the scheduled time to download any necessary audio or plug-in software.  To listen to the live conference call, please dial (800) 366-3908 or (303) 205-0066 at 5:20 p.m. ET on August 4.  An audio replay of the call will also be available to investors beginning at 7:00 p.m. ET on August 4, 2005, through August 11, 2005, by dialing (800) 405-2236 and entering the passcode 11034889#.

About Fastclick

Fastclick (NASDAQ: FSTC - News) is a leader in online direct response marketing services, providing optimization ad-delivery technology and services designed to maximize advertisers’ return on investment. The Fastclick Ad Network delivers targeted advertising and reached over 72 percent of unique U.S. Internet users in March 2005 (comScore Media Metrix) through a network of more than 9,000 third-party websites. For more information about Fastclick, visit www.fastclick.com or call (805) 568-5334.

Non-GAAP Information

Certain non-GAAP financial measures are included in this press release.  These non-GAAP financial measures are provided to enhance the user’s overall understanding of our financial performance.  By excluding certain non-cash charges, as well as the related tax effects, our non-GAAP results provide information to both management and investors that is useful in assessing Fastclick’s core operating performance and in evaluating and comparing our results of operations on a consistent basis from period to period.  These non-GAAP financial measures are also used by management to evaluate financial results and to plan and forecast future periods.  The presentation of this additional information is not meant to be considered a substitute for the corresponding financial measures prepared in accordance with generally accepted accounting principles.  Investors are encouraged to review the reconciliations of GAAP to non-GAAP financial measures which are included below.

Safe Harbor Statement

This press release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements related to anticipated revenues, expenses, earnings, operating cash flows, the outlook for Fastclick’s markets and the demand for its products and services. Factors that could cause Fastclick’s actual results to differ materially from these forward-looking statements include anticipated growth in the Internet advertising market, Fastclick’s ability to effectively market and sell its products and services, its ability to expand its operations, increases in costs, disruptions to information technology systems, unpredictable events and circumstances relating to increased competition, government regulatory action and general economic conditions. Please refer to our reports and filings with the Securities and Exchange Commission, including our Registration Statement on Form S-1 related to our initial public offering, for a further discussion of these risks and uncertainties. We also caution you not to place undue reliance on forward-looking statements, which speak only as of the date they are made. We undertake no obligation to update publicly any forward-looking statements to reflect new information, events or circumstances after the date they were made or to reflect the occurrence of unanticipated events.

FASTCLICK, INC.

STATEMENTS OF INCOME

(in thousands, except per share amounts)

(unaudited)

	Three Months Ended June 30		Six Months Ended June 30
	2005	2004	2005	2004

Revenue	$19,295	$12,222	$38,918	$23,144
Cost of revenue (a)	12,727	8,056	25,578	15,436

Gross profit	6,568	4,166	13,340	7,708
Operating costs:
Sales and marketing	2,026	1,409	4,488	2,302
Technology	684	532	1,297	905
General and administrative	1,422	492	2,998	896
Stock-based compensation (b)	611	—	1,342	—

Total operating costs	4,743	2,433	10,125	4,103

Operating income	1,825	1,733	3,215	3,605
Interest income, net	553	4	650	8

Income before provision for income taxes	2,378	1,737	3,865	3,613
Provision for income taxes	869	14	1,505	57

Net income	$1,509	$1,723	$2,360	$3,556

Earnings per share:
Basic	$0.08	$0.16	$0.21	$0.33
Fully diluted	$0.07	$0.15	$0.13	$0.32

Weighted average common shares outstanding:
Basic	19,578	10,817	11,493	10,783
Fully diluted	21,137	11,140	17,825	11,103

(a) Stock-based compensation charges are included in the following statement of income category:

Cost of revenue	$9	$—	$19	$—

(b) Stock-based compensation charges are excluded from the following statement of income categories:

Sales and marketing	$266	$—	$657	$—
Technology	117	—	241	—
General and administrative	228	—	444	—
	$611	$—	$1,342	$—

FASTCLICK, INC.

BALANCE SHEETS

(in thousands)

	June 30, 2005	December 31, 2004
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$13,926	$12,397
Short-term investments	67,313	7,954
Accounts receivable, net	10,025	9,003
Prepaid expenses and other current assets	1,549	232
		`
Total current assets	92,813	29,586

Property and equipment, net	2,405	2,078
Other assets	2,329	2,219

Total assets	$97,547	$33,883

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
Current liabilities:
Accounts payable	$5,757	$5,695
Deferred revenue	771	738
Accrued payroll	962	2,048
Accrued other liabilities	389	410
Income taxes payable	632	77
Current portion of loans payable	—	46
Deferred income taxes	348	500

Total current liabilities	8,859	9,514

Long-term portion of loans payable, net of current portion	—	75
Deferred tax liabilities	736	806

Total long-term liabilities	736	881

Total liabilities	9,595	10,395

Redeemable convertible preferred stock	—	73,416

Stockholders’ equity (deficit):
Preferred stock	—	—
Common stock	20	8,395
Additional paid-in capital	87, 108	—
Unrealized loss on investments	(28)	—
Deferred compensation	(4,820)	(7,249)
Treasury stock	—	(54,386)
Retained earnings	5,672	3,312
Total stockholders’ equity (deficit)	87,952	(49,928)
Total liabilities and stockholders’ equity (deficit)	$97,547	$33,883

FASTCLICK, INC.

STATEMENTS OF CASH FLOWS

(in thousands)

(unaudited)

	Six Months Ended June 30,
	2005	2004

Cash flow from operating activities:
Net income	$2,360	$3,556
Adjustments to reconcile net income to net cash provided by operating activities:
Amortization of deferred compensation	1,361	—
Depreciation and amortization	667	184
Deferred income taxes	(222)	—
Changes in operating assets and liabilities:
Accounts receivable	(1,022)	(2,517)
Prepaid expenses and other current assets	(1,317)	(10)
Other assets	(39)	(9)
Accounts payable	83	2,176
Deferred revenue	33	159
Accrued payroll	(1,086)	621
Accrued other liabilities	(21)	(29)
Income taxes payable	555	56

Net cash provided by operating activities	1,352	4,187

Cash flow from investing activities:
Purchase of short-term investments	(59,387)	—
Purchase of property and equipment	(840)	(347)
Domain names and website development costs	(44)	(87)
Software development costs	(977)	—

Net cash used in investing activities	(61,248)	(434)

Cash flow from financing activities:
Financing services	—	(274)
Net repayments of loans payable	(121)	(14)
Proceeds from sale of common stock	61,546	22
Distributions to shareholders	—	(3,084)

Net cash provided by (used in) financing activities	61,425	(3,350)

Increase in cash and cash equivalents	1,529	403
Cash and cash equivalents, beginning of period	12,397	1,657

Cash and cash equivalents, end of period	$13,926	$2,060

FASTCLICK, INC.

IMPACT OF NON-GAAP ADJUSTMENTS ON NET INCOME

(in thousands, except per share amounts)

(unaudited)

	Three Months Ended June 30, 2005				Three Months Ended June 30, 2004
	GAAP	Adjustments		Non- GAAP	GAAP

Revenue	$19,295	$—		$19,295	$12,222
Cost of revenue	12,727	(9	)(a)	12,718	8,056

Gross profit	6,568	9		6,577	4,166
Operating costs:
Sales and marketing	2,026	—		2,026	1,409
Technology	684	—		684	532
General and administrative	1,422	—		1,422	492
Stock-based compensation	611	(611	)(a)	—	—

Total operating costs	4,743	(611)		4,132	2,433

Operating income	1,825	620		2,445	1,733
Interest income, net	553	—		553	4

Income before provision for income taxes	2,378	620		2,998	1,737
Provision for income taxes	869	—		869	14

Net income	$1,509	$620		$2,129	$1,723

Earnings per share:
Basic	$0.08	$0.03		$0.11	$0.16
Fully diluted	$0.07	$0.03		$0.10	$0.15

Weighted average common shares outstanding:
Basic	19,578	—		19,578	10,817
Fully diluted	21,137	—		21,137	11,140

(a)          The adjustment represents the amortization of stock-based compensation related to certain stock options granted prior to our IPO in March 2005.

FASTCLICK, INC.

IMPACT OF NON-GAAP ADJUSTMENTS ON NET INCOME

(in thousands, except per share amounts)

(unaudited)

	Six Months Ended June 30, 2005				Six Months Ended June 30, 2004
	GAAP	Adjustments		Non- GAAP	GAAP

Revenue	$38,918	$—		$38,918	$23,144
Cost of revenue	25,578	(19	)(a)	25,559	15,436

Gross profit	13,340	19		13,359	7,708
Operating costs:
Sales and marketing	4,488	—		4,488	2,302
Technology	1,297	—		1,297	905
General and administrative	2,998	—		2,998	896
Stock-based compensation	1,342	(1,342	)(a)	—	—

Total operating costs	10,125	(1,342)		8,783	4,103

Operating income	3,215	1,361		4,576	3,605
Interest income, net	650	—		650	8

Income before provision for income taxes	3,865	1,361		5,226	3,613
Provision for income taxes	1,505	—		1,505	57

Net income	$2,360	$1,361		$3,721	$3,556

Earnings per share:
Basic	$0.21	$0.11		$0.32	$0.33
Fully diluted	$0.13	$0.08		$0.21	$0.32

Weighted average common shares outstanding:
Basic	11,493	—		11,493	10,783
Fully diluted	17,825	—		17,825	11,103

(a)          The adjustment represents the amortization of stock-based compensation related to certain stock options granted prior to our IPO in March 2005.

FASTCLICK, INC.

RECONCILIATION OF NON-GAAP RESULTS OF OPERATIONS MEASURES

TO THE NEAREST COMPARABLE GAAP MEASURES

The following table presents a reconciliation from operating income to adjusted earnings before interest, income taxes, depreciation, amortization and stock-based compensation (adjusted EBITDA) (in thousands, unaudited):

	Three Months Ended June 30, 2005			Three Months Ended June 30, 2004
	GAAP Operating Income	Adjustments	Non-GAAP Adjusted EBITDA	GAAP Operating Income	Adjustments	Non-GAAP Adjusted EBITDA

Stock-based compensation (a)		$620			$—
Depreciation and amortization (b)		373			102
	$1,825	$993	$2,818	$1,733	$102	$1,835

(a)	The adjustment represents the amortization of stock-based compensation related to certain stock options granted prior to our IPO in March 2005.
(b)	The adjustment represents the depreciation of property and equipment and amortization of software developed for internal use.

FASTCLICK, INC.

RECONCILIATION OF NON-GAAP RESULTS OF OPERATIONS MEASURES

TO THE NEAREST COMPARABLE GAAP MEASURES

The following table presents a reconciliation from operating income to adjusted earnings before interest, income taxes, depreciation, amortization and stock-based compensation (adjusted EBITDA) (in thousands, unaudited):

	Six Months Ended June 30, 2005			Six Months Ended June 30, 2004
	GAAP Operating Income	Adjustments	Non-GAAP Adjusted EBITDA	GAAP Operating Income	Adjustments	Non-GAAP Adjusted EBITDA

Stock-based compensation (a)		$1,361			$—
Depreciation and amortization (b)		667			184
	$3,215	$2,028	$5,243	$3,605	$184	$3,789

(a)	The adjustment represents the amortization of stock-based compensation related to certain stock options granted prior to our IPO in March 2005.
(b)	The adjustment represents the depreciation of property and equipment and amortization of software developed for internal use.